UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

Gilead Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive, Foster City, California		94404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 574-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2011, Gilead Sciences, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee” and, together with the Company, the “Parties”), entered into a Second Supplemental Indenture to the Indenture between the Parties, dated as of March 30, 2011 (the “Base Indenture”). The Second Supplemental Indenture relates to the Company’s issuance of (a) $750.0 million aggregate principal amount of the Company’s 2.40% Senior Notes due 2014 (the “2014 Notes”), (b) $700.0 million aggregate principal amount of the Company’s 3.05% Senior Notes due 2016 (the “2016 Notes”), (c) $1.25 billion aggregate principal amount of the Company’s 4.40% Senior Notes due 2021 (the “2021 Notes”) and (d) $1.0 billion aggregate principal amount of the Company’s 5.65% Senior Notes due 2041 (the “2041 Notes” and, collectively with the 2014 Notes, the 2016 Notes and the 2021 Notes, the “Notes”). The Notes were sold in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-173006).

The 2014 Notes will pay interest semi-annually at a rate of 2.40% per annum until December 1, 2014. The 2016 Notes will pay interest semi-annually at a rate of 3.05% per annum until December 1, 2016. The 2021 Notes will pay interest semi-annually at a rate of 4.40% per annum until December 1, 2021. The 2041 Notes will pay interest semi-annually at a rate of 5.65% per annum until December 1, 2041. The Company intends to use the net proceeds from the sale of the Notes to pay a portion of the cash consideration for the tender offer (the “Tender Offer”) to purchase outstanding shares of common stock of Pharmasset, Inc. (“Pharmasset”) and the merger of one of the Company’s wholly owned subsidiaries with and into Pharmasset that is contemplated upon consummation of the Tender Offer and to pay related fees and expenses.

The Base Indenture and the Second Supplemental Indenture contain certain restrictions, including a limitation that restricts the Company’s ability and ability of certain of its subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries and also requires the Company to offer to repurchase the Notes upon certain change of control events.

The Company may redeem any series of Notes, in whole or in part, at any time and from time to time at the applicable redemption price described in the form of the Notes of the applicable series. The Company is also required to redeem the Notes in the event that (a) the Tender Offer is not consummated on or prior to June 30, 2012 or (b) the Agreement and Plan of Merger by and among the Company, Pharmasset and Royal Merger Sub, Inc. is terminated at any time prior thereto at the redemption price described in the Second Supplemental Indenture.

For a complete description of the terms and conditions of the Base Indenture, please refer to the Base Indenture, filed as Exhibit 4.9 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011 and incorporated herein by reference. For a complete description of the terms and conditions of the Second Supplemental Indenture and the Notes, please refer to the Second Supplemental Indenture and the forms of each series of Notes, each of which is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of December 13, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 2014 Note (included in Exhibit 4.1 above)

4.3	Form of 2016 Note (included in Exhibit 4.1 above)

4.4	Form of 2021 Note (included in Exhibit 4.1 above)

4.5	Form of 2041 Note (included in Exhibit 4.1 above)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

By:	/s/ Robin L. Washington
Name: Robin L. Washington
Title: Senior Vice President and Chief Financial Officer

Dated: December 13, 2011

EXHIBIT LIST

Exhibit No.	Description
4.1	Second Supplemental Indenture, dated as of December 13, 2011, between the Company and Wells Fargo Bank, National Association, as Trustee

4.2	Form of 2014 Note (included in Exhibit 4.1 above)

4.3	Form of 2016 Note (included in Exhibit 4.1 above)

4.4	Form of 2021 Note (included in Exhibit 4.1 above)

4.5	Form of 2041 Note (included in Exhibit 4.1 above)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)